Exhibit 4.2


                       REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of April 17, 2002, by and among AP RES LLC, a Delaware limited liability company (the "Sponsor"), and Cendant Corporation ("Cendant").

         1. Introduction. Cendant, Cendant Real Estate Holdings Inc. ("Purchaser"), Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P. and the Sponsor have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Purchaser will acquire the Sponsor Shares from the Sponsor in exchange for the Closing Cendant Shares (as defined in the Stock Purchase Agreement) and, if required, the Adjustment Amount (as defined in the Stock Purchase Agreement), which may, at Purchaser's option, be paid in Additional Cendant Shares (as defined in the Stock Purchase Agreement). This Agreement shall become effective upon the issuance of the Cendant Shares to the Sponsor pursuant to the Stock Purchase Agreement. Certain capitalized terms used in this Agreement are defined in Section 3 hereof. References to Sections shall be to sections of this Agreement.

         2.       Registration Under Securities Act, Etc.

         2.1      Shelf Registration Statement.

                  (a) As promptly as practicable following the Closing Date, Cendant shall use its reasonable efforts to file and cause to be effective a registration statement on Form S-3 (or other form of registration statement if Form S-3 is not available) for an offering of all of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") and thereafter shall use its reasonable efforts to keep the Shelf Registration Statement effective and usable for the resale of Registrable Securities until the date on which all Registrable Securities so registered have been sold pursuant to the Shelf Registration Statement (such date being referred to as the "Effectiveness Termination Date"). In the event that Purchaser delivers the Additional Cendant Shares pursuant to the Stock Purchase Agreement following the Closing Date, Cendant shall use its reasonable efforts to amend the Shelf Registration Statement (or file a new Shelf Registration Statement, if required, in which case all references herein to the Shelf Registration Statement shall include such new Shelf Registration Statement) as promptly as practicable following the delivery of such Additional Cendant Shares to include such shares, unless such Additional Cendant Shares were already included in the initial Shelf Registration Statement (it being understood and agreed that Cendant may, at its option, include in the initial Shelf Registration Statement an estimated number of Additional Cendant Shares that may be issuable pursuant to the Stock Purchase Agreement).

                  (b) Expenses. Cendant shall pay any Registration Expenses in connection with the registration under Section 2.1(a).

                  (c) Effectiveness. Cendant shall not be required to keep the Shelf Registration Statement effective during any period or periods (up to a total of 90 days in any 12-month period) if the continued effectiveness of the Shelf Registration Statement would require Cendant to disclose a material financing, acquisition or other corporate development and Cendant shall have determined that such disclosure is not in the best interests of Cendant; provided, further, that the requirement to use reasonable efforts to keep the Shelf Registration Statement effective shall be extended one day for each day that Cendant allows the effectiveness of the registration statement to lapse in reliance on the preceding proviso.

                  (d) Selection of Underwriters. At Cendant's option, any sale of Registrable Securities pursuant to the Shelf Registration Statement may be effected pursuant to an underwritten offering in accordance with
Section 2.3 hereof. If a registration pursuant to Section 2.1(a) involves an underwritten offering, the underwriter or underwriters thereof shall be selected by Cendant, provided that if the Sponsor reasonably object to the qualifications of such underwriter or underwriters, Cendant may select one or more underwriters other than the underwriter or underwriters to which objection was so made. If Cendant elects to effect an underwritten offering, Cendant will cooperate with such underwriter or underwriters in reasonable and customary matters such as requesting "comfort" letters from its accountants, making appropriate executives available for meetings with investors and the underwriter or underwriters, and assisting the underwriter or underwriters with their due diligence investigations.

         2.2 Registration Procedures. If and whenever Cendant is required to use its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1(a), Cendant shall:

                        (i) subject to Section 2.1(c), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the Effectiveness Termination Date;

                        (ii) furnish to the Sponsor such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Sponsor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                        (iii) notify the Sponsor and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                             (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                             (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                             (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                             (D) if at any time the representations and warranties of Cendant made as contemplated by Section 2.3 below cease to be true and correct; and

                             (E) of the receipt by Cendant of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                        (iv) notify the Sponsor, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, upon Cendant's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Sponsor promptly prepare and furnish to the Sponsor and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                        (v) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                        (vi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with Cendant's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
      Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and

                        (vii) take such other action that may be requested by the Sponsor that are customary and reasonably required in connection with the sale of Registrable Securities.

         The Sponsor shall furnish Cendant such information regarding the Sponsor and the distribution of the Registrable Securities as Cendant may from time to time reasonably request in writing.

         Cendant will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (excluding such documents incorporated by reference which constitute required reports under the Exchange Act) to which the Sponsor shall reasonably object, provided that Cendant may file such document in a form required by law or upon the advice of its counsel.

         The Sponsor agrees by acquisition of the Registrable Securities that, upon receipt of any notice from Cendant of the occurrence of any event of the kind described in subdivisions (iii) and (iv) of this Section 2.2, the Sponsor will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivisions (iii) and
(iv) of this Section 2.2 and, if so directed by Cendant, will deliver to Cendant (at Cendant's reasonable expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.3 Underwritten Offerings. (a) In the event of an underwritten offering pursuant to the Shelf Registration Statement, Cendant and the Sponsor will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to Cendant and the Sponsor, and to contain such representations and warranties and such other terms as are generally prevailing in agreements of such type, including, without limitation, customary indemnities. The Sponsor will cooperate with Cendant in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of Cendant regarding the form thereof. The Sponsor shall be a party to such underwriting agreement. The Sponsor agrees that it will complete and execute all questionnaires, agreements and other documents (other than powers of attorney) reasonably required under the terms of any underwriting arrangements; provided that any indemnity required by the Sponsor shall not be greater in scope than the indemnity provided in Section 2.4(b)(i).

         (b) The Sponsor agrees by acquisition of the Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of, make any sale or distribution pursuant to Rule 144 (or any successor provision) under the Securities Act of or otherwise dispose of any shares of Cendant common stock, during the period of not more than 90 days after any underwritten registration of Cendant common stock pursuant to Section 2.1 has become effective, except as part of such underwritten registration or other sale pursuant to this Agreement, if the Sponsor participates in such registration.

         2.4      Indemnification.

         (a) Indemnification by Cendant. In the event of any registration of any securities of Cendant under the Securities Act, Cendant will, and hereby agrees to, indemnify and hold harmless the Sponsor and any of its affiliates, their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Sponsor or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the Sponsor or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Cendant will reimburse the Sponsor and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that Cendant shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Cendant concerning the Sponsor through an instrument duly executed by any of the Sponsor specifically stating that it is for use in the preparation thereof, and provided, further, that Cendant shall not be liable to the Sponsor, or its directors and officers, or to any underwriter or other Person, if any, who controls the Sponsor or any such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of (i) the Sponsor's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus, (ii) the use of any final prospectus, as amended or supplemented, by or on behalf of the Sponsor after such time as the obligation of Cendant to keep the related registration statement effective has expired, or (iii) any violation of any federal or state securities laws, rules or regulations committed by the Sponsor (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) above and as to which the Sponsor would otherwise be entitled to indemnification hereunder). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Sponsor or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by the Sponsor.

         (b) Indemnification by the Sponsor. Cendant may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1 of this Agreement that Cendant shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.4) Cendant, each director of Cendant, each officer of Cendant, each other Person, if any, who controls Cendant within the meaning of the Securities Act, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, with respect to (i) any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Cendant concerning the Sponsor through an instrument duly executed by the Sponsors specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, (ii) the use of any prospectus by or on behalf of the Sponsor after Cendant has notified the Sponsor that such prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the failure to send or deliver to a Person to whom the Sponsor sells Registrable Securities at or prior to the written confirmation of sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Cendant has previously furnished copies thereof to the Sponsor or its representatives, or (iv) any violation by the Sponsor of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon circumstances described in clause (x) or (y) of Section 2.4(a) above and as to which the Sponsor is entitled to indemnification thereunder). Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Cendant or any such director, officer or controlling person and shall survive the transfer of such securities by the Sponsor. Notwithstanding the foregoing, the indemnity obligation of the Sponsor pursuant to this Section 2.4(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Sponsor for the sale of shares by such Sponsor in a registration hereunder.

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         (d) Indemnification Payments. The indemnification required by this
Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (e) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.4 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of Cendant, on the one hand, and of the Sponsor or underwriter, as the case may be, on the other, in connection with the statements or omissions which resulted in such expense, loss, damage or liability. The relative fault of Cendant on the one hand and of the Sponsor or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Cendant, by the Sponsor or underwriter, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.4, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 2.4 had been available under the circumstances.

         Cendant and the Sponsor agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this subdivision (e), no Sponsor or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Closing Date: As defined in the Stock Purchase Agreement.

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Company: As defined in the introductory paragraph of this Agreement.

         Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular Section of the Securities Exchange Act of 1934 shall include a reference to the comparable Section, if any, of any such similar Federal statute.

         Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Registrable Securities: The Closing Cendant Shares (and, if applicable, the Additional Cendant Shares) issued to the Sponsor pursuant to the Stock Purchase Agreement and any securities issued or issuable with respect to the Closing Cendant Shares (and if applicable, the Additional Cendant Shares) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act,
(c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Cendant and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, or (e) returned to Cendant pursuant to the terms of the Stock Purchase Agreement.

         Registration Expenses: All expenses incident to Cendant's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all brokerage commissions, underwriting discounts and commissions and transfer taxes, if any, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Cendant and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of counsel retained by the Sponsor in connection with the registration of any Registrable Securities and the distribution of such shares and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any other out-of-pocket expenses of the Sponsor.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular Section of the Securities Act of 1933 shall include a reference to the comparable Section, if any, of any such similar federal statute.

         4. Miscellaneous.

         (a) Amendments and Waivers. This Agreement may be amended and Cendant may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Cendant shall have obtained the written consent to such amendment, action or omission to act, of the Sponsor. The Sponsor shall be bound by any consent authorized by this
Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

         (b) Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Sponsor, addressed to such party in the manner set forth in the Stock Purchase Agreement or at such other address as such party shall have furnished to Cendant in writing, or (b) in the case of Cendant, at 9 West 57th Street, 37th Floor, New York, New York 10019, to the attention of Eric
J. Bock, or at such other address, or to the attention of such other officer, as Cendant shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

         (c) Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than Cendant shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

         (d) Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         (e) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without reference to the principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

         (f) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         (g) Entire Agreement. This Agreement embodies the entire agreement and understanding between Cendant and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         (h) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Cendant hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof to such party by registered or certified mail, postage prepaid, return receipt requested, to such party at its address specified in Section 5. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (i) Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                            CENDANT CORPORATION


                            By: /s/ Eric J. Bock
                                --------------------------------
                                Name: Eric J. Bock
                                Title: Senior Vice President &
                                       Corporate Secretary


                            AP RES LLC

                            By: Apollo Management, L.P,
                                its Manager

                            By: AIF III Management, Inc.,
                                its General Partner

                            By: /s/ Josh Harris
                                --------------------------------
                                Name: Josh Harris
                                Title: Vice President